EXHIBIT 1.01.1

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                 ENUCLEUS, INC.

                                       AND

                           SIGMA OPPORTUNITY FUND, LLC

                                      DATED

                               September 14, 2005

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                                 EXHIBIT 1.01.1
                                 --------------
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 14th day of September, 2005 between eNucleus, Inc., a corporation organized and existing under the laws of the State of Delaware ("eNucleus" or the "Company"), and SIGMA OPPORTUNITY FUND, LLC, a Delaware limited liability company ("Investor").

                             PRELIMINARY STATEMENT:
                             ----------------------

     WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, at the purchase price of Five Hundred Twenty Thousand Dollars ($520,000), 2,000,000 shares of Common Stock of the Company. In addition, the Company will issue to the Investor a Common Stock Purchase Warrant (the "Warrant") to purchase up to an additional 500,000 shares of Common Stock of the Company at an exercise price of $.35 per share; and

     WHEREAS, the parties intend to memorialize the purchase and sale of the Common Stock and the Warrants.


     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I


             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS
             ------------------------------------------------------

1.1 Incorporation by Reference. The foregoing recitals, and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

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                                 EXHIBIT 1.01.1
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1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

     1.3.1 "1933 Act" means the Securities Act of 1933, as amended.


     1.3.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.


     1.3.3 "Affiliate" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

     1.3.4 "Certificate" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

     1.3.5 "Closing" shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

     1.3.6 "Closing Date" means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the Company is completed pursuant to this Agreement to purchase the Common Stock and Warrant, which shall occur on September 14, 2005.

     1.3.7 "Common Stock" means shares of common stock of the Company, par value $0.001 per share.

     1.3.8 "Delaware Act" means the Delaware General Corporation Law, as amended.

     1.3.9 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

     1.3.10 "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

     1.3.11 "Purchase Price" means the $520,000 paid by the Investor to the Company for the Common Stock and the Warrant.

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                                 EXHIBIT 1.01.1
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     1.3.12 Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit A.

     1.3.13 "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement.

     1.3.14 "SEC" means the Securities and Exchange Commission.

     1.3.15 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     1.3.16 "Shares" shall mean, collectively, the shares of Common Stock of the Company purchased hereunder and the shares of Common Stock issuable to the Investor upon exercise of the Warrant.

     1.3.17 "Subsequent Financing" shall mean any offer and sale of shares of Common Stock or debt or preferred stock that is convertible into shares of Common Stock.

     1.3.18 "Transaction Documents" shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

     1.3.19 "Warrant" shall mean the Common Stock Purchase Warrant in the form attached hereto Exhibit B.

                                   ARTICLE II

         SALE AND PURCHASE OF ENUCLEUS STOCK AND WARRANT PURCHASE PRICE


2.1 Sale of Common Stock and Issuance of Warrant.

          (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date, 2,000,000 shares of Common Stock and the Warrant for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer or check of the Purchase Price into an account designated by the Company. The Company shall register the Shares pursuant to the terms and conditions of the Registration Rights Agreement.

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                                 EXHIBIT 1.01.1
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          (b) Upon the execution and delivery of this Agreement and the
Company's receipt of the Purchase Price, the Company shall (x) issue to the Investor 2,000,000 shares of Common Stock and (y) issue to the Investor the Warrant to purchase an additional 500,000 shares of Common Stock.

2.2 Purchase Price. The Purchase Price shall be paid by the Investor in the form of a check or wire transfer of immediately available funds to the Company in United States Dollars from the Investor to the escrow agent pursuant to the Escrow agreement on the Closing Date.


                                   ARTICLE III

                     CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date The closing of the transactions contemplated by this Agreement (the "Closing"), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor, the following:

          (a) On the Closing Date, certificates representing the Shares of Common Stock, which certificates shall be issued in the name of the Investor.

          (b)  At or prior to the Closing, an executed Agreement;

          (c) At or prior to the Closing, the executed Registration Rights Agreement;

          (d) At or prior to the Closing, an executed Common Stock Purchase Warrant;

          (e) Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or the Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

          (f) Evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby;

                                  PAGE 5 OF 23

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                                 EXHIBIT 1.01.1
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          (g)  Certificates of Existence or Authority to Transact Business of
               the Company issued by each of the Secretaries of State for Delaware and Illinois;

          (h) Such other documents or certificates as shall be reasonably requested by the Investor or its counsel, including an officer's certificate to the effect that the covenants of the Company set forth in Article VI to be performed on or prior to the Closing have been performed.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, the following:

          (a)  At or prior to the Closing, the Purchase Price;

          (b)  At or prior to the Closing, an executed Agreement;

          (c) At or prior to the Closing, the executed Registration Rights Agreement; and

          (d) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                    ENUCLEUS

         The Company represents and warrants to the Investor as of Closing (which warranties and representations shall survive the Closing for a period of one year regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

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                                 EXHIBIT 1.01.1
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4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. The complete and correct copies of the Company's Certificate and By-Laws, as amended or restated to date which have been filed with the SEC are a complete and correct copy of such document as in effect as of the Closing Date.

4.3  Capitalization.

     4.3.1 The authorized and outstanding capital stock of the Company is set forth in the Company's Annual Report on Form 10-KSB, filed on April 22, 2005 with the SEC and updated on all subsequent SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and non-assessable, and free of preemptive rights.

     4.3.2 Except as set forth on Schedule 4.3.2 hereto, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investor in writing of any additional warrants granted prior to the Closing Date.

     4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon delivery and payment by the Investor of the Purchase Price to the Company, and upon exercise of the Warrant, the Investor will acquire good and marketable title to the Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

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                                 EXHIBIT 1.01.1
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4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Common Stock, the Warrant, and other Transaction Documents, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement and the other Transaction Documents or to consummate the transactions contemplated hereby or thereby except as disclosed in this Agreement or the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the other Transaction Documents by the Company does not, and the performance by the Company of its obligations hereunder or thereunder will not: (i) conflict with or violate the Certificate or By-Laws of the Company;
(ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6 Report and Financial Statements. The Company's Annual Report on Form 10-KSB, filed on April 22, 2005 with the SEC, contains the audited financial statements of the Company as of December 31, 2004 (the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

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                                 EXHIBIT 1.01.1
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4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company, under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(d) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or, to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock and the Warrant by the Company to the Investor will not require registration under the 1933 Act or any state blue sky laws. Upon exercise of the Warrant in accordance with its terms, the shares of Common Stock and the underlying Warrant will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Common Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor, which shall timely be made by the Company.

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                                 EXHIBIT 1.01.1
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4.12 No General Solicitation or Advertising in Regard to this Transaction.
Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Common Stock or the Warrant, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock or the Warrant, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Since December 31, 2004, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since December 31, 2004, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

4.15 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

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                                 EXHIBIT 1.01.1
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                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR


The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase Shares hereunder was made or accepted by the Investor is the state shown as the Investor's address. The Investor was not formed for the purpose of investing solely in the Common Stock, the Warrant or shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary company action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of the Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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                                 EXHIBIT 1.01.1
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5.4 Financial Risks. The Investor acknowledges that the Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 Knowledge of Company. The Investor and the Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and the Investor's advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors The Investor understands that the Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that the Investor is able to bear the complete loss of the Investor's investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set

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                                 EXHIBIT 1.01.1
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forth or referred to in this Agreement, the Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 Reimbursement of Due Diligence Expenses. Upon closing, the Company shall reimburse the Investor for its expenses actually incurred in connection with the negotiation and execution of, and closing under, this Agreement up to an aggregate maximum of $10,000. If the transaction is not closed, there shall be no reimbursement of any expenses.



                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2. Reservation Of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Warrant.

6.3. Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4. Exchange Act Registration. The Company (a) will continue its obligation to report to the SEC under Section Section 12(b) or (g) under the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investor has disposed of all of its Shares.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.
6.6 Preferred Stock. For a period of two (2) years from the Closing Date, the Company will not issue any Preferred Stock of the Company.

                                 EXHIBIT 1.01.1
                                 --------------
6.7 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company. For a period of two (2) years from the Closing Date, the Company will not issue any convertible debt.

6.8 Acquisition Payments. Shares to be issued as a form of payment in any acquisition, previous, present or future must not be issued below a floor stock price of $0.40 / share.

6.9 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued, except for securities held by Barron Partners LLP. For a period of two (2) years from the Closing Date, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.10 Independent Directors. The Company will cause a majority of the board of directors at all times to be qualified independent directors. If the board shall not be composed in the majority of qualified independent directors for any period in excess of thirty consecutive days, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to sixty percent (60%) of the Purchase Price per annum, payable in cash monthly, pro rated based upon the number of Shares then held by the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint a majority of the board of directors in accordance with the provision hereof.

6.11 Independent Directors To Be Majority of Audit and Compensation Committees. The Company will cause the audit and compensation committees of the board of directors to at all times be comprised of a majority of independent directors. If such independent directors do not compose the majority of the audit and compensation committees for any period in excess of thirty consecutive days, the Company shall pay to the Investor, as liquidated damages and not as a penalty, an amount equal to sixty percent (60%) of the Purchase Price per annum, payable in cash monthly, pro rated based upon the number of shares then held by Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint a majority of independent directors to the audit and compensation committees, in accordance with the provision hereof.

                                 EXHIBIT 1.01.1
                                 --------------
6.12     [Reserved]

6.13 Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock and the Warrant (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for working capital and acquisitions.

6.14 Right of First Refusal. The Investor shall have the right to participate in any funding by the Company following the Closing Date on a pro rata basis at ninety percent (90%) of the applicable offering price; provided that such right shall terminate on the earlier of (x) the three (3) year anniversary of the date of this Agreement and (y) such time as the Investor no longer holds more than twenty percent (20%) of the Shares acquired herein.

6.15 Insider Selling. The earliest any "Insiders" can start selling their shares shall be one year from the Closing Date. Insiders shall include all officers and directors of the Company. Andrew Barron Worden and the Investor shall not be considered "Insiders".

6.16 Employment and Consulting Contracts. Employment and consulting contracts with officers and directors shall at time of Closing and for two years thereafter not contain: any bonuses not related directly to increases in earnings; any car allowances not approved by the unanimous vote of the board of directors; any anti-dilution or reverse split protection provisions for shares, options or warrants; any deferred compensation; any unreasonable compensation or benefit clauses; or any termination clauses of over one year of salary. Notwithstanding the foregoing, the annual salaries for each of John Paulsen and Dhru Desai shall be $175,000 for a period of two years with a bonus plan that is tied to earnings per share growth and the issuance of 700,000 options to each payable in two installments of 350,000 each per year over a two year period.

6.17 Debt Limitation. The Company agrees for three years after Closing not to enter into any new borrowings of more than twice as much as the sum of the EBITDA from recurring operations over the past four quarters.


6.18 Subsequent Equity Sales. From the date hereof until such time as the Investor no longer holds any of the Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" (as defined below). The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells
(i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for

                                 EXHIBIT 1.01.1
                                 --------------
the Common Stock. For a period of five years from the date hereof, the Company shall be prohibited from effecting or entering into an agreement to effect a Subsequent Financing including an "MFN Transaction" (as defined below). The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

6.19 Penalties. All penalties, resets, interest, or any additional compensation of any kind to investor is either paid in cash or other at choice of investor.


                                   ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Common Stock, the Warrant and shares of Common Stock underlying the Warrant, have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Stock, the Warrant and shares of Common Stock underlying the Warrant, to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Common Stock, the Warrant and shares of Common Stock underlying the Warrant, made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

                                 EXHIBIT 1.01.1
                                 --------------

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Common Stock, the Warrant and shares of Common Stock underlying the Warrant, and, until such time as the Shares, and the shares of Common Stock underlying the Warrant, have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."



                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

     The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to
Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

                                 EXHIBIT 1.01.1
                                 --------------
                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

     The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to
Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.


                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the
Closing:


     10.1.1 by mutual written consent of the Investor and the Company;

     10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

                                 EXHIBIT 1.01.1
                                 --------------
10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investor or failure by the Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of

                                 EXHIBIT 1.01.1
                                 --------------
its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification shall be mutually limited to the Purchase Price.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) and the other Transaction Documents constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

              If to the Company:
              -----------------
              eNucleus, Inc.
              4000 Main Street
              Suite 214
              Bay Harbor, MI 49770
              Attention: John Paulsen

              With a copy to:
              --------------
              Connelly Roberts & McGivney LLC
              One North Franklin Street
              Suite 1200Chicago, Illinois 60606
              Facsimile No.: (312) 251-9602
              Attn:  Michael S. Roberts

                                 EXHIBIT 1.01.1
                                 --------------
              If to the Investor:
              Sigma Opportunity Fund, LLC
              c/o Sigma Capital Advisors, LLC
              800 Third Avenue
              Suite 1701
              New York, New York 10022
              Attn: Thom Whey

              With a copy to:
              --------------
              Moomjian & Waite, LLP
              100 Jericho Quadrangle
              Jericho, New York 11753
              Attn: Kevin W. Waite


11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Illinois. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under

                                 EXHIBIT 1.01.1
                                 --------------
this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date relating to the purchase of the Shares.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby as provided herein.

11.14 Third Parties Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.


                         [SIGNATURES ON FOLLOWING PAGE]

                                 EXHIBIT 1.01.1
                                 --------------


     IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

THE COMPANY:


ENUCLEUS, INC.


By:  /s/
   ------------------------------------
          Randy Edgerton,
          President and CEO



INVESTOR:

SIGMA OPPORTUNITY FUND, LLC

By: Sigma Capital Advisors, LLC, its
    managing member

By:  /s/
   ------------------------------------
          Thom Waye, Manager
          800 Third Avenue
          Suite 1701
          New York, New York 10022